As filed with the Securities and Exchange Commission on December 30, 2008      Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABAXIS, INC.
(Exact name of registrant as specified in its charter)

California	77-0213001
(State of Incorporation)	(I.R.S. Employer Identification No.)

3240 Whipple Road
Union City, California 94587
(Address of principal executive offices)

Abaxis, Inc.
2005 Equity Incentive Plan
(Full title of the plan)

Clinton H. Severson
President, Chief Executive Officer and Chairman of the Board
Abaxis, Inc.
3240 Whipple Road
Union City, California 94587
(510) 675-6500
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Jodie M. Bourdet, Esq.
Cooley Godward Kronish llp
101 California Street, 5th Floor
San Francisco, California 94111-5800
(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Stock Options and Common Stock	500,000 shares	$15.055	$7,527,500	$295.83

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Company’s common stock that become issuable under the 2005 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company’s receipt of consideration that results in an increase in the number of the Company’s outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act.  The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s common stock on December 26, 2008 as reported on the Nasdaq Global Market, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2005 Equity Incentive Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

The contents of Registration Statement on Form S-8 (File No. 333-131703) filed with the Securities and Exchange Commission (“SEC”) on February 9, 2006 are incorporated herein by reference and made a part hereof.

EXHIBITS

Exhibit Number	Description
4.1 (1)	Amended and Restated Articles of Incorporation
4.2 (2)	Certificate of Amendment of Amended and Restated Articles of Incorporation
4.3 (3)	By-laws
4.4 (4)	Amendment to the By-laws
4.5 (5)	Registration Rights Agreement, dated as of March 29, 2002
5.1	Opinion of Cooley Godward Kronish LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1 (6)	Abaxis, Inc. 2005 Equity Incentive Plan, as amended as of October 28, 2008

(1)	Filed with the SEC as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 1993 and incorporated herein by reference.

(2)	Filed with the SEC as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1996 and incorporated herein by reference.

(3)	Filed with the SEC as an exhibit to the Registrant’s Registration Statement No. 33-44326 on December 11, 1991 and incorporated herein by reference.

(4)	Filed with the SEC as an exhibit to the Registrant’s Current Report on Form 8-K on July 30, 2007 and incorporated herein by reference.

(5)	Filed with the SEC as an exhibit to the Registrant’s Current Report on Form 8-K on May 13, 2002 and incorporated herein by reference.

(6)	Filed with the SEC as an exhibit to the Registrant’s Current Report on Form 8-K on November 3, 2008 and incorporated herein by reference.

UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union City, State of California, on December 30, 2008.

Abaxis, Inc.

By:	/s/ Clinton H. Severson
Clinton H. Severson
President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Clinton H. Severson and Alberto R. Santa Ines, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ CLINTON H. SEVERSON Clinton H. Severson	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 30, 2008
/s/ ALBERTO R. SANTA INES Alberto R. Santa Ines	Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)	December 30, 2008
/s/ RICHARD J. BASTIANI, PH.D. Richard J. Bastiani, Ph.D.	Director	December 30, 2008
/s/ HENK J. EVENHUIS Henk J. Evenhuis	Director	December 30, 2008
/s/ BRENTON G.A. HANLON Brenton G.A. Hanlon	Director	December 30, 2008
/s/ PRITHIPAL SINGH, PH.D. Prithipal Singh, Ph.D.	Director	December 30, 2008
/s/ ERNEST S. TUCKER III, M.D. Ernest S. Tucker III, M.D.	Director	December 30, 2008

EXHIBIT INDEX

Exhibit Number	Description
4.1 (1)	Amended and Restated Articles of Incorporation
4.2 (2)	Certificate of Amendment of Amended and Restated Articles of Incorporation
4.3 (3)	By-laws
4.4 (4)	Amendment to the By-laws
4.5 (5)	Registration Rights Agreement, dated as of March 29, 2002
5.1	Opinion of Cooley Godward Kronish LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1 (6)	Abaxis, Inc. 2005 Equity Incentive Plan, as amended as of October 28, 2008

(1)	Filed with the SEC as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 1993 and incorporated herein by reference.

(2)	Filed with the SEC as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1996 and incorporated herein by reference.

(3)	Filed with the SEC as an exhibit to the Registrant’s Registration Statement No. 33-44326 on December 11, 1991 and incorporated herein by reference.

(4)	Filed with the SEC as an exhibit to the Registrant’s Current Report on Form 8-K on July 30, 2007 and incorporated herein by reference.

(5)	Filed with the SEC as an exhibit to the Registrant’s Current Report on Form 8-K on May 13, 2002 and incorporated herein by reference.

(6)	Filed with the SEC as an exhibit to the Registrant’s Current Report on Form 8-K on November 3, 2008 and incorporated herein by reference.